Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-229486, 333-228054 and 333-238731) of CollPlant Biotechnologies Ltd., and

(2) Registration Statement (Form S-8 No. 333-229163 and 333-248479) pertaining to the Employees' Savings Plan of CollPlant Biotechnologies Ltd.;

of our report dated March 26, 2021, with respect to the consolidated financial statements of CollPlant Biotechnologies Ltd. included in this Annual Report (Form 20-F) of CollPlant Biotechnologies Ltd. for the year ended December 31, 2020.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel Aviv, Israel
March 26, 2021